EXHIBIT 99.1

For Immediate Release

American Power Conversion Announces Record Fourth Quarter Revenue of
$430.6 Million, up 20 Percent Year-Over-Year

Full Year 2003 Revenue Increases 13 Percent to $1.46 Billion

WEST KINGSTON, R.I. – February 5, 2004 — American Power Conversion Corporation (Nasdaq: APCC) (APC) today reported financial results for the fourth quarter and full year ended December 31, 2003.

Revenue for the fourth quarter 2003 was a record $430.6 million, an increase of 20 percent from $358.0 million in the fourth quarter 2002 and 9 percent sequentially from $393.7 million reported in the third quarter 2003.  Net income for the fourth quarter 2003 was $58.0 million or $0.28 per share, up 105 percent from $28.3 million or $0.14 per share in the fourth quarter 2002 and up 4 percent from $55.8 million or $0.28 per share in the third quarter 2003.  Net Income for the fourth quarter 2003 includes an after-tax charge of $2.8 million or $0.01 per share resulting from the settlement of a previously disclosed lawsuit alleging patent infringement originally filed by SL Waber in 1997.  Excluding this charge, non-GAAP net income for the fourth quarter was $60.8 million or $0.29 per share.

Net income for the fourth quarter 2002 includes after-tax charges of $16.9 million or $0.09 per share.  These charges include an after-tax restructuring charge of $2.4 million or $0.01 per share in accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Impairment on Disposal of Long-Lived Assets, relating to the impairment of certain assets held for sale in the Philippines associated with downsizing actions taken in early 2002.  Also included is an after-tax charge of $14.5 million or $0.08 per share associated with the product recall of select Back-UPS® CS models.  Excluding the aforementioned charges, non-GAAP net income for the fourth quarter 2002 was $45.2 million or $0.23 per share.  Therefore, non-GAAP net income grew 35 percent year-over-year.

Revenue for the twelve months ended December 31, 2003 was $1.46 billion, up 13 percent from $1.30 billion in 2002.  Net income for the year 2003 was $176.9 million or $0.88 per share, up 116 percent from $82.0 million or $0.42 per share in 2002.

In addition to the aforementioned fourth quarter charge resulting from the settlement of a patent lawsuit, net income for 2003 includes a third quarter 2003 update to the Company’s original fourth quarter 2002 estimate of costs related to the recall of select Back-UPS CS models.  Based upon then current estimates of remaining costs to be incurred, the expected aggregate costs for the recall reduced third quarter 2003 cost of goods sold by $5.5 million, or $0.02 per share after-tax.  Excluding both of these items, non-GAAP net income for 2003 was $175.8 million or $0.87 per share.

APC’s 2002 net income includes after-tax charges of $56.6 million or $0.28 per share associated with the following: transitional goodwill impairment in accordance with the adoption of SFAS No. 142; downsizing actions, including employment terminations, facilities closings and related asset impairment; impairment of assets held for sale in accordance with SFAS No. 144; and the estimated costs associated with the product recall of select Back-UPS CS models.  Excluding these charges, full year 2002 net income was $138.6 million or $0.70 per share.  As a result, non-GAAP net income for the full year 2003 was up 27 percent versus 2002.

Business Update

“APC finished 2003 on a high note due to strong customer interest in the company’s innovative suite of power and availability products,” said Rodger B. Dowdell, Jr., APC’s president and CEO.  “Our commitment to funding product development supported by comprehensive sales and marketing programs is creating opportunities for APC and our innovative new products.  Our ability to continue making this type of investment truly differentiates APC from much of the industry. I am pleased to report that the company experienced healthy growth rates across all of its major product lines.  Our top line performance was truly outstanding and I credit the entire APC team for their commitment to our company mission and to exceeding our customers’ expectations.  I am especially encouraged to see that APC’s award-winning InfraStruXure solution for data centers and computer rooms continues to gain greater acceptance in the global marketplace.  In addition to the U.S., APC recorded recent InfraStruXure installations in countries such as Australia, Germany, China, India, Japan, Korea, the Netherlands, Russia, Singapore, and the U.K.”

The Company’s Small Systems segment, which provides power protection, UPS and management products for the PC, server and networking markets, produced revenue of $333.5 million, or approximately 78 percent of product revenue, in the fourth quarter.  Fourth quarter revenue for the Small Systems segment increased 13 percent year-over-year and 6 percent sequentially.  The Large Systems segment, consisting primarily of 3-phase UPS, DC-power systems and precision cooling products for data centers, facilities and communication applications, was $76.6 million in revenue, or approximately 18 percent of product revenue, in the fourth quarter.  Large Systems segment revenue in the quarter grew 62 percent year-over-year and 28 percent sequentially.  Finally, the “Other” segment, which is comprised of various accessory products, was $17.7 million in revenue, or approximately 4 percent of total product revenue, in the fourth quarter.  Quarterly revenue in the Other segment was up 31 percent year-over-year and was down 3 percent sequentially.

For the full year 2003, revenue in the Small Systems segment was $1.15 billion.  This represented 79 percent of total company product revenue and was up 9 percent year-over-year.  Revenue in the Large Systems segment for the full year 2003 was $240.0 million or 16 percent of total 2003 product revenue.  The Large Systems segment revenue increased 32 percent from 2002.  Revenue in the Other segment was $69.1 million or 5 percent of 2003 product revenue.  On a year-over-year basis, the Other segment grew 26 percent versus 2002.

Geographically, the Americas region (North and Latin America) represented 48 percent of fourth quarter revenue and was up 17 percent year-over-year and 1 percent sequentially.  In Europe, the Middle East and Africa (EMEA), fourth quarter revenue represented 35 percent of total APC quarterly revenue and increased 23 percent year-over-year and 28 percent sequentially.   Finally, fourth quarter revenue in Asia was 17 percent of total company revenue in the quarter and grew 24 percent year-over-year and 2 percent sequentially.

On a constant currency basis, total company revenue in the fourth quarter grew 14 percent year-over-year and 7 percent sequentially.  Additionally, in constant dollars, EMEA revenue in the fourth quarter was up 11 percent year-over-year and 24 percent sequentially and fourth quarter Asia revenue was up 14 percent year-over-year and was down 2 percent sequentially.

For the full year 2003, the Americas were 50 percent of total revenue and grew 4 percent year-over-year.  EMEA was 32 percent of 2003 revenue, increasing 25 percent from 2002 and Asia was 18 percent of full year revenue, up 20 percent year-over-year.  On a constant currency basis, total company revenue for 2003 grew 8 percent year-over-year.  2003 revenue in EMEA was up 14 percent year-over-year and 2003 revenue in Asia grew 13 percent on a constant currency basis.

Business Outlook

  “We are entering 2004 in as strong a position as ever.  Our initiatives in the data center space are allowing customers to solve their network-critical physical infrastructure (NCPI) challenges more efficiently and effectively than ever,” said Dowdell. “Additionally, our continued innovation for the PC and server market is supporting and expanding upon our strong competitive position in these markets.   I am very proud of how well the APC team executed across our business in 2003 and believe we are well positioned to continue capitalizing on the global need for highly available systems.”

APC’s current quarter-to-date, year-over-year order growth rate percentage for the first quarter 2004 is in the high single digits. Looking at the full year 2004, the Company will remain focused on very aggressively driving the growth of our network-critical physical infrastructure solutions, which will require sustaining ongoing operating expense investments in sales, marketing and promotional activities as well as making incremental investments in customer education and sales initiatives. The Company is also committed to sustaining its research and development efforts to meet the future needs of our customers across all segments and potentially expanding into new high growth, emerging areas. While APC plans to remain aggressive on supply chain cost reductions and manufacturing efficiency and productivity improvements in 2004, we will continue to price our products competitively. We also expect gross margins to continue to be impacted by product mix changes driven by our success in the large systems segment, with our large systems segment’s revenue growth rates expected to exceed that of the higher gross margin yielding small systems segment.

Non-GAAP Results

The Company believes that the non-GAAP results, i.e., results excluding certain charges or one-time events, described in this release, are useful for an understanding of its ongoing operations because GAAP (generally accepted accounting principles) results include financial results that are not expected to be part of the Company’s ongoing business.  Specifically, the Company believes that the settlement of lawsuits as mentioned above will not be a recurring event.  In addition, the Company also believes an update to the estimated costs associated with the recall of select Back-UPS CS models is not expected to recur in future quarters or, should an update be necessary, such update would not have a material impact on the Company’s consolidated financial position.  Additionally, charges taken in 2002 associated with restructuring activities and goodwill impairment upon adoption of SFAS No. 142 and the impairment of assets held for sale in accordance with SFAS No. 144 are included in the attached year-to-date Consolidated Condensed Statements of Income but were not repeated in 2003. The Company cautions that non-GAAP results are not intended as a substitute for GAAP results.  A comparison and reconciliation from non-GAAP to GAAP results is included in the financial statements accompanying this release.

Conference Call and Webcast

In conjunction with the fourth quarter and full year 2003 earnings announcement, APC management is hosting a conference call to discuss the Company’s results as well as current expectations regarding future performance.  This conference call will be held today, February 5, at 5:00 PM Eastern time and will be available live and archived, in its entirety, to the public via the Company’s Web site at investor.apcc.com or live by dialing 719-457-2679.  A replay will be accessible via telephone at approximately 8:00 PM on February 5 by dialing 719-457-0820 and entering the access code 726267 and will continue through February 12 at midnight Eastern Time.

Safe Harbor Provision

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  All statements in this press release that do not describe historical facts, such as statements concerning the Company’s future plans or prospects and those contained in the “Business Outlook” section of the press release, are forward-looking statements.  All forward-looking statements are not guarantees and are subject to risks and uncertainties that could cause actual results to differ from those projected. The factors that could cause actual results to differ materially include the following: costs incurred by the Company for the product recall of select Back-UPS® CS models are greater than or less than currently anticipated; costs to comply with the provisions of the Sarbanes-Oxley Act of 2002 are greater than currently anticipated; impact on order management and fulfillment, financial reporting and supply chain management processes as a result of the Company’s reliance on a variety of computer systems, including Oracle 11i which was implemented in the first quarter 2001 and is periodically upgraded; the effect on our business, our suppliers, our customers, or the economy resulting from travel, supply-chain or general business disruptions from Severe Acute Respiratory Syndrome (SARS); the impact of increasing competition which could adversely affect the Company’s revenues and profitability; the impact of foreign currency exchange rate fluctuations; the impact on demand, component availability and pricing, and logistics, and the disruption of Asian manufacturing operations that result from labor disputes, war, acts of terrorism or political instability; ramp up, expansion and rationalization of global manufacturing capacity; the discovery of a latent defect in any of the Company’s products; the Company’s ability to effectively align operating expenses and production capacity with the current demand environment; general worldwide economic conditions, and, in particular, the possibility that the PC and related markets decline; growth rates in the power protection industry and related industries, including but not limited to the PC, server, networking, telecommunications and enterprise hardware industries; competitive factors and pricing pressures; product mix changes and the potential negative impact on gross margins from such changes; changes in the seasonality of demand patterns; inventory risks due to shifts in market demand; component constraints, shortages and quality; risk of nonpayment of accounts receivable; the uncertainty of the litigation process including risk of an unexpected, unfavorable result of current or future litigation; and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

About American Power Conversion

Founded in 1981, American Power Conversion (Nasdaq: APCC) is a leading provider of global, end-to-end infrastructure availability solutions.  APC’s comprehensive products and services offering, which is designed for both home and corporate environments, improves the availability, manageability and performance of sensitive electronic, network, communication and industrial equipment of all sizes.  APC, headquartered in West Kingston, Rhode Island, reported sales of $1.46 billion for the year ended December 31, 2003, and is a Fortune 1000, Nasdaq 100 and S&P 500 Company.

All trademarks are the property of their owners.  Additional information about APC and its global end-to-end solutions can be found at www.apc.com or by calling 800-877-4080.

For more information contact:

Investors:

Donald Muir, chief financial officer, 401-789-5735, ext. 2105

Media:

Chet Lasell, APC director, public relations-North America, 800-788-2208 ext. 2693, chet.lasell@apcc.com

AMERICAN POWER CONVERSION CORPORATION & SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

IN THOUSANDS

(UNAUDITED)

	DECEMBER 31, 2003	DECEMBER 31, 2002

CURRENT ASSETS

CASH AND CASH EQUIVALENTS	$252,114	$209,322
SHORT TERM INVESTMENTS	496,209	430,986
ACCOUNTS RECEIVABLE, NET	264,718	237,079
INVENTORIES	402,222	319,971
PREPAID EXPENSES AND OTHER CURRENT ASSETS	25,296	24,545
ASSETS HELD-FOR-SALE	—	3,033
DEFERRED INCOME TAXES	57,638	51,606
TOTAL CURRENT ASSETS	1,498,197	1,276,542

PROPERTY, PLANT & EQUIPMENT	399,260	370,167
LESS: ACCUMULATED DEPRECIATION AND AMORTIZATION	235,309	195,239
NET PROPERTY, PLANT & EQUIPMENT	163,951	174,928

LONG TERM INVESTMENTS	58,525	56,293
GOODWILL	6,679	6,679
OTHER INTANGIBLES, NET	50,292	61,257
DEFERRED INCOME TAXES	25,994	26,354
OTHER ASSETS	2,328	2,527

TOTAL ASSETS	$1,805,966	$1,604,580

CURRENT LIABILITIES
ACCOUNTS PAYABLE	$102,800	$99,983
ACCRUED EXPENSES	139,498	132,053
INCOME TAXES PAYABLE	38,428	45,404
TOTAL CURRENT LIABILITIES	280,726	277,440
DEFERRED TAX LIABILITY	14,357	15,088
TOTAL LIABILITIES	295,083	292,528

SHAREHOLDERS’ EQUITY
COMMON STOCK	2,000	1,965
ADDITIONAL PAID-IN CAPITAL	182,566	131,827
RETAINED EARNINGS	1,326,733	1,181,563
TREASURY STOCK	(1,551)	(1,551)
ACCUMULATED OTHER COMPREHENSIVE GAIN (LOSS)	1,135	(1,752)
TOTAL SHAREHOLDERS’ EQUITY	1,510,883	1,312,052

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,805,966	$1,604,580

Note: The data reported above are based on an unaudited balance sheet, but include all adjustments that the Company considers necessary for a fair presentation of financial condition for this period.

AMERICAN POWER CONVERSION CORPORATION & SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

IN THOUSANDS EXCEPT PER SHARE AMOUNTS

(UNAUDITED)

	FOR THE THREE MONTHS ENDED
	DECEMBER 31, 2003	DECEMBER 31, 2002

NET SALES	$430,626	$357,970

COST OF GOODS SOLD	253,253	231,252

GROSS PROFIT	177,373	126,718

MARKETING, SELLING, GENERAL AND ADMINISTRATIVE	86,536	75,588

RESEARCH AND DEVELOPMENT	19,055	15,998

TOTAL OPERATING EXPENSES	105,591	91,586

OPERATING INCOME	71,782	35,132

OTHER INCOME, NET	2,610	3,304

EARNINGS BEFORE INCOME TAXES	74,392	38,436

INCOME TAXES	16,377	10,145

NET INCOME	$58,015	$28,291

DILUTED EARNINGS PER SHARE	$0.28	$0.14

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	204,278	197,880

Note: The data reported above are based on unaudited statements of income, but include all adjustments that the Company considers necessary for a fair presentation of results for these periods.

Net income for the fourth quarter of 2003 includes an after tax charge of $2.8 million or $0.01 per share associated with the settlement of a claim for the infringement of intellectual property.  Excluding this charge, non-GAAP net income for the fourth quarter of 2003 was $60.8 million or $0.29 per share.

AMERICAN POWER CONVERSION CORPORATION & SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

IN THOUSANDS EXCEPT PER SHARE AMOUNTS

(UNAUDITED)

	FOR THE TWELVE MONTHS ENDED
	DECEMBER 31, 2003	DECEMBER 31, 2002

NET SALES	$1,464,798	$1,300,025

COST OF GOODS SOLD	852,615	816,318

GROSS PROFIT	612,183	483,707

MARKETING, SELLING, GENERAL AND ADMINISTRATIVE	315,429	272,702

RESEARCH AND DEVELOPMENT	67,639	60,058

TOTAL OPERATING EXPENSES	383,068	332,760

OPERATING INCOME	229,115	150,947

OTHER INCOME, NET	9,990	10,889

EARNINGS BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	239,105	161,836

INCOME TAXES	62,167	45,314

EARNINGS BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	176,938	116,522

CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX	—	34,500

NET INCOME	$176,938	$82,022

DILUTED EARNINGS PER SHARE:
EARNINGS PER SHARE BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	$0.88	$0.59
CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX	—	0.17
NET EARNINGS PER SHARE	$0.88	$0.42

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	201,517	196,993

Note: The data reported above are based on unaudited statements of income, but include all adjustments that the Company considers necessary for a fair presentation of results for these periods.

Net income for the year ended December 31, 2003 includes an after-tax charge of $2.8 million or $0.01 per share associated with the settlement of a claim for the infringement of intellectual property, which partially offset the effect of an update in the third quarter of 2003 to the Company’s original fourth quarter 2002 estimate of costs related to the recall of select Back-UPS® CS models. Based upon experience to date and current estimates of remaining costs to be incurred, the expected aggregate costs for the recall were reduced by $4.0 million or $0.02 per share on an after-tax basis. Excluding these adjustments, non-GAAP net income for the year ended 2003 was $175.8 million or $0.87 per share.

Net income for the year ended December 31, 2002 includes after-tax charges of $56.6 million or $0.28 per share associated with the following: goodwill impairment in accordance with SFAS 142, previously announced downsizing actions, including employment terminations, facilities closings and related asset impairment; and costs associated with the recall of Back-UPS CS 350 and 500 models. Excluding these charges, net income for the year 2002 was $138.6 million or $0.70 per share.

AMERICAN POWER CONVERSION CORPORATION & SUBSIDIARIES

CONSOLIDATED GAAP VS. NON-GAAP STATEMENTS OF INCOME

IN THOUSANDS EXCEPT PER SHARE AMOUNTS

(UNAUDITED)

	FOR THE THREE MONTHS ENDED
	DECEMBER 31, 2003	DECEMBER 31, 2003
	GAAP	Non-GAAP

NET SALES	$430,626	$430,626

COST OF GOODS SOLD	253,253	249,253

GROSS PROFIT	177,373	181,373

MARKETING, SELLING, GENERAL AND ADMINISTRATIVE	86,536	86,536

RESEARCH AND DEVELOPMENT	19,055	19,055

TOTAL OPERATING EXPENSES	105,591	105,591

OPERATING INCOME	71,782	75,782

OTHER INCOME, NET	2,610	2,610

EARNINGS BEFORE INCOME TAXES	74,392	78,392

INCOME TAXES	16,377	17,545

NET INCOME	$58,015	$60,847

DILUTED EARNINGS PER SHARE	$0.28	$0.29

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	204,278	204,278

The following table details a reconciliation from Non-GAAP amounts to U.S. GAAP and effects of these items:

	FOR THE THREE MONTHS ENDED DECEMBER 31, 2003
	Pretax	Net of Tax	Per Diluted Share

Non-GAAP income, excluding charges	$78,392	$60,847	$0.29

Item excluded from non-GAAP results:
Intellectual property claim in COGS	(4,000)	(2,832)	(0.01)

GAAP income, including charges	$74,392	$58,015	$0.28

AMERICAN POWER CONVERSION CORPORATION & SUBSIDIARIES

CONSOLIDATED GAAP VS. NON-GAAP STATEMENTS OF INCOME

IN THOUSANDS EXCEPT PER SHARE AMOUNTS

(UNAUDITED)

	FOR THE TWELVE MONTHS ENDED
	DECEMBER 31, 2003	DECEMBER 31, 2003
	GAAP	Non-GAAP

NET SALES	$1,464,798	$1,464,798

COST OF GOODS SOLD	852,615	854,115

GROSS PROFIT	612,183	610,683

MARKETING, SELLING, GENERAL AND ADMINISTRATIVE	315,429	315,429

RESEARCH AND DEVELOPMENT	67,639	67,639

TOTAL OPERATING EXPENSES	383,068	383,068

OPERATING INCOME	229,115	227,615

OTHER INCOME, NET	9,990	9,990

EARNINGS BEFORE INCOME TAXES	239,105	237,605

INCOME TAXES	62,167	61,806

NET INCOME	$176,938	$175,799

DILUTED EARNINGS PER SHARE	$0.88	$0.87

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	201,517	201,517

The following table details a reconciliation from Non-GAAP amounts to U.S. GAAP and effects of these items:

	FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003
	Pretax	Net of Tax	Per Diluted Share

Non-GAAP income, excluding charges	$237,605	$175,799	$0.87

Items excluded from non-GAAP results:
Product recall update in COGS	5,500	3,971	0.02
Intellectual property claim in COGS	(4,000)	(2,832)	(0.01)

GAAP income, including charges	$239,105	$176,938	$0.88

AMERICAN POWER CONVERSION CORPORATION & SUBSIDIARIES

CONSOLIDATED GAAP VS. NON-GAAP STATEMENTS OF INCOME

IN THOUSANDS EXCEPT PER SHARE AMOUNTS

(UNAUDITED)

	FOR THE THREE MONTHS ENDED
	DECEMBER 31, 2002	DECEMBER 31, 2002
	GAAP	Non-GAAP

NET SALES	$357,970	$357,970

COST OF GOODS SOLD	231,252	208,449

GROSS PROFIT	126,718	149,521

MARKETING, SELLING, GENERAL AND ADMINISTRATIVE	75,588	75,588

RESEARCH AND DEVELOPMENT	15,998	15,998

TOTAL OPERATING EXPENSES	91,586	91,586

OPERATING INCOME	35,132	57,935

OTHER INCOME, NET	3,304	3,304

EARNINGS BEFORE INCOME TAXES	38,436	61,239

INCOME TAXES	10,145	16,028

NET INCOME	$28,291	$45,211

DILUTED EARNINGS PER SHARE	$0.14	$0.23

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	197,880	197,880

The following table details a reconciliation from Non-GAAP amounts to U.S. GAAP and effects of these items:

	FOR THE THREE MONTHS ENDED DECEMBER 31, 2002
	Pretax	Net of Tax	Per Diluted Share

Non-GAAP income, excluding charges	$61,239	$45,211	$0.23

Items excluded from non-GAAP results:
Product Recall in COGS	(19,600)	(14,543)	(0.08)
Restructuring in COGS	(3,203)	(2,377)	(0.01)

GAAP income, including charges	$38,436	$28,291	$0.14

AMERICAN POWER CONVERSION CORPORATION & SUBSIDIARIES

CONSOLIDATED GAAP VS. NON-GAAP STATEMENTS OF INCOME

IN THOUSANDS EXCEPT PER SHARE AMOUNTS

(UNAUDITED)

	FOR THE TWELVE MONTHS ENDED
	DECEMBER 31, 2002	DECEMBER 31, 2002
	GAAP	Non-GAAP

NET SALES	$1,300,025	$1,300,025

COST OF GOODS SOLD	816,318	788,740

GROSS PROFIT	483,707	511,285

MARKETING, SELLING, GENERAL AND ADMINISTRATIVE	272,702	270,211

RESEARCH AND DEVELOPMENT	60,058	60,058

TOTAL OPERATING EXPENSES	332,760	330,269

OPERATING INCOME	150,947	181,016

OTHER INCOME, NET	10,889	10,889

EARNINGS BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	161,836	191,905

INCOME TAXES	45,314	53,268

EARNINGS BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	116,522	138,637

CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX	34,500	—

NET INCOME	$82,022	$138,637

DILUTED EARNINGS PER SHARE:

EARNINGS PER SHARE BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	$0.59	$0.70

CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX	0.17	—

NET EARNINGS PER SHARE	$0.42	$0.70

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	196,993	196,993

The following table details a reconciliation from Non-GAAP amounts to U.S. GAAP and effects of these items:

	FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2002
	Pretax	Net of Tax	Per Diluted Share

Non-GAAP income, excluding charges	$191,905	$138,637	$0.70

Items excluded from non-GAAP results:
Goodwill impairment (SFAS 142)	(49,959)	(34,500)	(0.17)
Product Recall in COGS	(19,600)	(14,543)	(0.08)
Restructuring in COGS	(7,978)	(5,791)	(0.02)
Restructuring in SG&A	(2,491)	(1,781)	(0.01)

GAAP income, including charges	$111,877	$82,022	$0.42